UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2010
El Paso Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33825	26-0789784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 420-2600
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On March 25, 2010 El Paso Pipeline Partners, L.P. (the “Partnership”) and El Paso Pipeline Partners Operating Company, L.L.C. (the “Operating Company”) (collectively, the “El Paso Parties”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated, RBS Securities Inc., BNP Paribas Securities Corp. and Scotia Capital (USA) Inc., as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), relating to the public offering by the Operating Company of $425 million aggregate principal amount of 6.50% Senior Notes due 2020 (the “Notes”). The Notes are being guaranteed on a full and unconditional basis by the Partnership. The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-165679), as supplemented by the Prospectus Supplement dated March 25, 2010 relating to the Notes, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. Closing of the issuance and sale of the Notes is scheduled for March 30, 2010. A legal opinion related to the Notes is filed herewith as Exhibit 5.1.
     The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Notes are subject to approval of legal matters by counsel and other customary conditions. The Underwriters are obligated to purchase all the Notes if they purchase any of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the El Paso Parties and customary conditions to closing. Additionally, the El Paso Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of these liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.
     The Prospectus Supplement provides that the Operating Company will use net proceeds from the offering as partial consideration to be paid to El Paso Corporation in connection with the acquisition of a 51% membership interest in each of El Paso Elba Express Company, L.L.C. and Southern LNG Company, L.L.C. Certain of the underwriters and their affiliates have performed, and may in the future perform, investment banking, commercial banking and advisory services for both the Partnership and the Operating Company and have received, and may in the future receive, fees for these services.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 25, 2010, by and among El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P., and the several underwriters named on Schedule II thereto.

5.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1 hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO PIPELINE PARTNERS, L.P.
	By:	El Paso Pipeline GP Company, L.L.C.,
its General Partner

Date: March 30, 2010	By:	/s/ John R. Sult
		Name:	John R. Sult
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated March 25, 2010, by and among El Paso Pipeline Partners Operating Company, L.L.C., El Paso Pipeline Partners, L.P., and the several underwriters named on Schedule II thereto.

5.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1 hereto).